SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                             JUNE 19, 1998
                           ----------------
                           (Date of Report)


                     GLOBAL MED TECHNOLOGIES, INC.
        ------------------------------------------------------
        (Exact Name of Registrant as specified in its charter)


         Colorado                0-22083                84-1116894
----------------------------  ------------         -------------------
(State or other jurisdiction   (Commission           (IRS Employer
    of incorporation)         File Number)         Identification No.)


          12600 WEST COLFAX, SUITE A-500, LAKEWOOD, CO 80215
      -----------------------------------------------------------
      (Address of principal executive offices including zip code)


                            (303) 238-2000
         ----------------------------------------------------
          (Registrant's telephone number including area code)


                                  N/A
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
------------------------------------------------------

     (a)  (i)   On June 19, 1998, in response to a request for proposal by
Global Med Technologies, Inc. (the "Company") for auditing services, the accounting firm of Ernst & Young LLP notified the Company that Ernst & Young LLP had declined to stand for re-election to perform the Company's 1998 audit and has resigned as the Company's auditor. Ernst & Young LLP acted as the independent accountants for the Company for the years ended December 31, 1994, 1995, 1996 and 1997.

          (ii) Ernst & Young LLP's reports on the Company's financial statements for either of the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles.

          (iii)     Not applicable.

          (iv) In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 1997 and 1996, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. There were no "reportable events" as that term is described in Item 304(a)(1)(iv) of Regulation S-B. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 25, 1998, is filed as Exhibit 16 to this Current Report on Form 8-K.

     (b) The Company has not yet engaged an accounting firm to act as certifying accountants for the year ending December 31, 1998.

ITEM 5.  OTHER EVENTS
---------------------

     In April 1998, the Company entered into a loan agreement with Heng Fung Finance Company Limited ("Heng Fung") and a line of credit agreement with Fronteer Capital Inc. ("Fronteer"). As part of the loan transactions, the lenders have the right to appoint five members to the Company's Board
of Directors, which were appointed on May 26, 1998.   Appointed as
Directors were Fai H. Chan, Jeffrey M. Busch, Robert L. Long, Robert H. Trapp and Kwok Jen Fong. The lender's designees constitute a majority of the present Board of Directors, and will be able to shape the policies and procedures of the Company, to determine when and if dividends would be paid, and to determine the circumstances under which the Company may be sold or merged, along with other important corporate decisions.

     The following sets forth biographical information concerning the Company's five new directors for at least the past five years:

     FAI H. CHAN has been a Director of Fronteer Financial Holdings, Inc., ("Fronteer Financial") since December 26, 1997 and Chairman of the Board of Directors and President since February 1998. Mr. Chan is the Chairman and Managing Director of Heng Fung Holdings Company Limited and has been a Director of Heng Fung Holdings Company Limited since September 1992. Mr. Chan was elected Managing Director of Heng Fung Holdings Company Limited in May 1995 and Chairman in June 1995. Heng Fung Holdings Company Limited's primary business activities include real estate investment and development, merchant banking, the manufacturing of building material machinery, pharmaceutical products and retail fashion. Mr. Chan has been the President and a Director of Powersoft Technologies, Inc. (formerly, Heng Fai China Industries, Inc.), which owns various industrial companies, since June 1994 and Chief Executive Officer thereof since June 1995; a Director of Intra-Asia Equities, Inc., a merchant banking company, since June 1993; Executive Director of Hua Jian International Finance Co., Ltd. from December 1994 until December 1996; and Chairman of the Board of Directors of American Pacific Bank since March 1988 and Chief Executive Officer thereof between April 1991 and April 1993.

     JEFFREY M. BUSCH has been a practicing attorney for at least the last five years. Mr. Busch has also been a Director of Fronteer Financial since February 1998.

     ROBERT L. LONG has been the Senior Vice President of the Corporate Finance Division of RAF Financial Corporation ("RAF") since 1990. Mr. Long became a Director of Fronteer Financial in May 1995, when RAF became a wholly owned subsidiary of Fronteer Financial, and became the Secretary of Fronteer Financial in February 1996.

     ROBERT H. TRAPP has been a Director of Fronteer Financial since December 1997, and the Managing Director since February 1998. Mr. Trapp has been a director of Heng Fung Holdings Company Limited since May 1995;
a Director of Inter-Asia Equities, Inc., a merchant banking company, since February 1995 and the Secretary thereof since April 1994; Director, Secretary and Treasurer of Powersoft Technologies, Inc., which owns various industrial companies; and the Canadian operational manager of Pacific Concord Holding (Canada) Ltd. of Hong Kong, which operates in the consumer products industry, from July 1991 until November 1997.

     KWOK JEN FONG has been a Director of Fronteer Financial since February 1998 and a Director of Heng Fung Holdings Company Limited since May 1995. Mr. Fong has been a practicing solicitor in Singapore for at least the last five years.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

     (a)  The following exhibits are filed with this report:

               Exhibit 16 Statement of Ernst & Young LLP, prior certifying accountant, in response to the information disclosed herein.

                               SIGNATURES
                               ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 25, 1998                     GLOBAL MED TECHNOLOGIES, INC.


                                   By /s/ MICHAEL I. RUXIN
                                     ----------------------------------
                                        Michael I. Ruxin,
                                        Chief Executive Officer